Exhibit 99.1

[LOGO] FIFTH THIRD BANCORP

News Release

CONTACT:	Neal E. Arnold, CFO (Analysts) (513) 579-4356 Bradley S. Adams, IR (Analysts) (513) 534-0983 Roberta R. Jennings (Media) (513) 579-4153	FOR IMMEDIATE RELEASE July 15, 2003

FIFTH THIRD BANCORP REPORTS 10 PERCENT INCREASE IN

SECOND QUARTER EARNINGS PER SHARE

Fifth Third Bancorp’s second quarter earnings per diluted share were $.75, an increase of 10 percent over $.68 per diluted share for the same period in 2002. Second quarter net income totaled $437,488,000, an eight percent increase over second quarter 2002’s net income of $404,077,000. Second quarter return on average assets (ROA) and return on average equity (ROE) were 2.02 percent and 19.9 percent, respectively, compared to 2.20 percent and 20.2 percent in 2002’s second quarter. Fifth Third continues to maintain its commitment to a strong, flexible balance sheet evidenced by the second quarter 2003 capital ratio of 10.19 percent.

“We are extremely pleased to deliver solid financial results in a challenging environment,” stated George A. Schaefer, Jr., President and CEO. “Earnings this quarter were highlighted by very strong loan growth throughout all of our markets, a stable net interest margin and credit quality that remains among the best in the industry. Our sales results this quarter are particularly gratifying given the concerns for a meaningful rebound in business activity and the difficulties presented by the lowest interest rates in 45 years. In times like these, our people truly make the difference and I would like to thank all of our employees for their hard work in attracting new relationships and delivering superior service to all of our customers.”

“In June, Fifth Third’s Board of Directors increased the quarterly cash dividend by 26 percent over the same period last year and 12 percent over the cash dividend declared last quarter. This quarter’s dividend increase illustrates the importance we place on delivering shareholder value and follows our last dividend increase only nine months ago—a pattern we have consistently followed over the years. We have always worked diligently to deliver solid investment returns to our shareholders.”

“In March of this year, Fifth Third signed a Written Agreement with the Federal Reserve Bank of Cleveland and the State of Ohio, Department of Commerce to address and strengthen risk management processes and internal controls. We are continuing to work very hard and are making excellent progress in these areas. Fifth Third is committed to building a comprehensive enterprise-wide risk management function that compliments our local market operating model and allows us to effectively navigate in today’s business environment. We believe these improvements in our infrastructure will better prepare us as we become a larger and more complex company.”

Very Strong Loan and Deposit Growth, Balance Sheet Trends

Loan and lease demand exhibited very strong growth with average loans and leases increasing 12 percent on an annualized sequential basis and 13 percent over the same quarter last year. Better than expected middle- market and small business commercial loan originations and continued strength in direct installment lending highlight the second quarter balance sheet growth. Period-end commercial loan and lease balances increased by $960 million from last quarter, or 15 percent on an annualized sequential basis, on the strength of new customer additions and strong sales results in Cleveland, Chicago, Indianapolis and Detroit and modest increases in existing commercial line of credit utilization percentages across the footprint. Direct installment loan originations remained very strong and totaled $2.0 billion in the second quarter, compared to $1.7 billion last quarter, with balances increasing by 17 percent over the second quarter of last year and 25 percent on an annualized sequential basis. Fifth Third is continuing to devote significant focus on producing banking center based loan originations given the strong credit performance and attractive yields available in these products.

Commercial customer additions and retail sales momentum in most of our markets resulted in a surprisingly strong quarter of deposit growth for Fifth Third. Average interest checking balances and average demand deposit balances each increased 16 percent compared to last year’s second quarter with average transaction account balances as a whole increasing 14 percent over the same quarter last year. Despite better equity market performance during the quarter, average demand deposits and interest checking balances increased by 22 percent and seven percent on an annualized sequential basis, respectively.

Net interest income on a fully-taxable equivalent basis increased nine percent over the same quarter last year due to strong earning asset growth and despite a 38 basis point (bp) decrease in net interest margin. Sequentially, net interest income on a fully-taxable equivalent basis increased by 18 percent on an annualized basis despite a five bp decline in net interest margin. The net interest margin has contracted in recent periods due to the absolute level of interest rates and the impact of higher origination volumes at lower market rates of interest. Overall, earning assets are continuing to reprice at lower market rates of interest with increased prepayment activity resulting in shorter asset durations and considerable cash flows from various asset classes. Although prepayments, sales and subsequent reinvestment of high coupon mortgage-backed securities contributed to the decrease in the net interest margin relative to last quarter, these actions serve to stabilize near and intermediate term net interest income performance trends and maintain Fifth Third’s posture with regard to Board approved interest rate risk policy limits. Fifth Third expects that margin and net interest income trends in coming periods will depend upon the magnitude of loan demand, the speed of any interest rate changes and the magnitude of compression between margin and spread.

Fifth Third repurchased approximately 5.8 million shares of its common stock for a total of approximately $329 million in the second quarter of 2003. As of June 30, 2003, the authority under the repurchase plan approved by the Board of Directors in December 2001 had been completed with an additional 19.2 million shares remaining under a plan authorizing the repurchase of up to 20 million shares approved by the Board of Directors in March 2003.

Other Operating Income Advances 22 Percent

Recent strong business line revenue growth trends continued in the second quarter with total other operating income up 22 percent over the same quarter last year.

Fifth Third Processing Solutions, our Electronic Payment Processing subsidiary, delivered a 16 percent increase in revenues over the second quarter of last year. Comparisons to prior periods are impacted by a slowdown in transaction volume growth rates on the existing customer base reflective of current economic conditions and sluggish growth in the retail sector of the economy. Fifth Third Processing Solutions continues to realize strong sales momentum from the addition of new customer relationships in both its Merchant Services and Electronic Funds Transfer (EFT) businesses. Significant new processing customers welcomed thus far in 2003 include, among others, T.G.I. Friday’s®, La Quinta Corporation, GNC Nutrition Centers, National Commerce Financial Corporation and May’s Drug Stores, Inc. Fifth Third Processing Solutions now handles electronic processing for over 189,000 merchant locations and 1,400 financial institutions worldwide.

Successful sales of retail and commercial deposit accounts and corporate treasury management products fueled increases in deposit service revenues of 14 percent over the same quarter last year. The second quarter increase was highlighted by a 14 percent increase in retail deposit based revenues and a 14 percent increase in commercial deposit based revenues over the same quarter last year on the strength of Fifth Third’s continuing focus on cross-sell initiatives, new customer relationships and the benefit of a lower interest rate environment.

Mortgage net service revenue totaled $92.8 million in the second quarter compared to $76.8 million last quarter and $10.2 million in 2002’s second quarter. Inclusive of net realized securities gains/losses resulting from sales from a portfolio established to hedge against volatility related to the value of mortgage servicing rights, mortgage net service revenue in the second quarter totaled $94.6 million compared to $77.9 million last quarter and $45.8 million in 2002’s second quarter. Mortgage originations totaled $4.9 billion in the second quarter versus $4.3 billion last quarter and $2.0 billion in the second quarter of last year. Fifth Third does not expect the current low-rate environment to continue in the long-term at which time the contribution of mortgage banking to total revenues will decline. Second quarter mortgage net service revenue was comprised of $136.3 million in total mortgage banking fees and loan sales, plus $1.8 million of gains on the sale of balance sheet securities from a portfolio established to hedge against volatility related to the value of mortgage servicing rights, plus $28.7 million of gains and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments and less $72.2 million in net valuation adjustments and amortization on mortgage servicing rights. The sale of balance sheet securities, mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from movements in interest rates and the anticipated level of prepayment speeds on the mortgage servicing portfolio. Recent period increases in gains and mark-to-market adjustments on free standing derivatives have resulted from the increased use of free-standing derivatives rather than available-for-sale securities as part of Fifth Third’s overall hedging strategy. The mortgage servicing asset, net of the valuation reserve, is $244.4 million at June 30, 2003, compared to $248.6 million last quarter and $414.5 million a year ago.

Investment Advisory revenues declined seven percent from the same quarter last year but increased 17 percent on an annualized basis from last quarter. The decrease in service revenue compared to the year ago quarter resulted primarily from market value declines mitigated in part by stronger institutional and private client asset management sales. As equity market valuations continue to build upon recent momentum, revenue contributions from institutional and private client are expected to continue to increase. Fifth Third continues to focus its sales efforts on integrating services across business lines and working closely with retail and commercial team members to take advantage of a diverse and expanding customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $31 billion in assets under management and $188 billion in assets under care.

Other service charges and fee revenue totaled $139.2 million in the second quarter, a one percent decline from the second quarter last year and a 12 percent decline from last quarter. Compared to the second quarter of last year, commercial banking revenues increased 12 percent, institutional fixed income trading and sales revenues increased 44 percent, cardholder fee revenue increased 22 percent and insurance revenue decreased 48 percent due to the fourth quarter 2002 sale of the property and casualty insurance agency product line operations. Other service charges and fee revenue comparisons to last quarter are impacted by seasonality factors in various revenue categories and the impact of prepayments on loan fees.

Operating Expenses

Second quarter operating expenses increased 15 percent over the same period last year and 11 percent on an annualized basis from last quarter. Comparisons to prior year periods are impacted by implications of growth in all of our markets and increases in spending related to the expansion and improvement of our sales force, growth of the retail banking platform, continuing investment in support personnel, process improvement, technology and infrastructure to support recent and future growth, increasing insurance and other employee benefit expenses and expenses related to certain third party consultant reviews. Third party consultant reviews of reconciliation activities and process evaluations associated with the March 26, 2003 Written Agreement entered into by Fifth Third Bancorp, the Federal Reserve Bank of Cleveland and the State of Ohio, Department of Commerce, Division of Financial Institutions resulted in approximately $12.6 million in incremental expenses in the second quarter. Fifth Third expects third-party consultant expenses will return to more normalized levels for the remainder of 2003. Second quarter operating expenses are also impacted by a charge of $20.1 million related to the early retirement of approximately $200 million of Federal Home Loan Bank advances. Fifth Third continues to explore additional alternatives regarding the level and cost of various other sources of funds. Fifth Third’s second quarter efficiency ratio stands at 43.5 percent compared to 44.5 percent last quarter and 43.5 percent in the second quarter of last year.

Fifth Third has concluded the review of the treasury clearing and other related settlement accounts that gave rise to the $82 million pre-tax ($53 million after-tax) charge-off realized in the third quarter of 2002. Fifth Third has expended considerable effort and internal resources and employed significant external resources with expertise in treasury operations in the review and reconstruction of these accounts as well as in the validation of the results. The conclusion of this process in the second quarter of 2003 has identified a $30.8 million pre-tax ($20.1 million after-tax) recovery, realized as a credit to other operating expenses. Based on activities performed by Fifth Third and independent third-party experts, including the completion of a third party review of all Bancorp account reconciliations, Fifth Third has concluded that there is no additional financial liability or additional recovery relating to these treasury clearing and other related settlement accounts.

Credit Quality

Credit quality metrics and trends were relatively stable in the second quarter with net charge-offs increasing by $12.8 million and nonaccrual loans and leases decreasing by $4.2 million from last quarter. Overall, the level of nonperforming loans and net charge-offs remain a small percentage of the total loan and lease portfolio. Nonperforming assets (NPAs) stand at 62 bp of total loans and leases and other real estate owned at June 30, 2003, compared to the 65 bp posted last quarter. Net charge-offs for the quarter were $77.5 million, compared to $64.7 million last quarter and $43.4 million in the second quarter of 2002. Commercial loan and lease net charge-offs totaled $44.3 million in the second quarter with the $18.0 million increase from last quarter largely attributable to two credits totaling $15.5 million. The second quarter provision for loan and lease losses totaled $108.9 million, compared to $84.8 million last quarter and $64.0 million in the same quarter last year, resulting in a $31.4 million increase in the credit loss reserve, remaining at 1.49 percent of total loans and leases outstanding. As a percentage of average loans and leases, second quarter net charge-offs were 64 bp, compared to 56 bp last quarter and 40 bp in 2002’s second quarter.

Conference Call

Fifth Third will host a conference call to discuss these second quarter financial results at 9:30 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 888-896-0863 for domestic access and 973-582-2703 for international access (passcode: Fifth Third). A replay of the conference call will be available until 5:00 p.m. July 22, 2003 by dialing 877-519-4471 for domestic access and 973-341-3080 for international access (passcode: 4032522#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $88 billion in assets, operates 17 affiliates with 943 full-service Banking Centers, including 132 Bank Mart® locations open seven days a week inside select grocery stores and 1,883 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third’s affiliate banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the Nasdaq National Market System under the symbol “FITB.”

This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain,” “pattern” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.

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FIFTH THIRD BANCORP AND SUBSIDIARIES

QUARTERLY FINANCIAL REVIEW FOR JUNE 30, 2003

TABLE OF CONTENTS

Page

Earnings Review:

Financial Highlights	8-9

Consolidated Statements of Income	10-11

Consolidated Statements of Changes in Shareholders’ Equity	12

Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)	13

Other Operating Income and Operating Expenses	14

Financial Condition:

Consolidated Balance Sheets	15

Loans and Leases Serviced	16

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates	17-18

Regulatory Capital	19

Asset Quality	20

FIFTH THIRD BANCORP AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	For the Three Months Ended		Percent Change
	June 30, 2003	June 30, 2002

	($ in thousands, except per share)
Earnings
Net Interest Income (Taxable Equivalent)	$749,149	688,068	8.9
Net Income Available to Common Shareholders	437,488	404,077	8.3
Earnings Per Share:
Basic	0.76	0.69	10.1
Diluted	0.75	0.68	10.3

Key Ratios (percent)
Return on Average Assets (ROAA)	2.02%	2.20	(8.2)
Return on Average Equity (ROAE)	19.9	20.2	(1.6)
Net Interest Margin (Taxable Equivalent)	3.69	4.07	(9.3)
Efficiency	43.5	43.5	0.0
Average Shareholders’ Equity to Average Assets	10.19	10.92	(6.7)
Risk-Based Capital(a):
Tier 1 Capital	11.32	12.28	(7.8)
Total Capital	13.82	14.66	(5.7)
Tier 1 Leverage	9.23	10.36	(10.9)

Common Stock Data
Cash Dividends Declared Per Share	$0.29	0.23	26.1
Book Value Per Share	15.01	14.10	6.5
Market Price Per Share:
High	60.49	69.70	(13.2)
Low	47.24	62.45	(24.4)
End of Period	57.42	66.65	(13.8)
Price/Earnings Ratio(b)	19.87	27.09	(26.7)

	For the Six Months Ended		Percent Change
	June 30, 2003	June 30, 2002

	($ in thousands, except per share)
Earnings
Net Interest Income (Taxable Equivalent)	$1,465,446	1,342,351	9.2
Net Income Available to Common Shareholders	856,307	794,047	7.8
Earnings Per Share:
Basic	1.49	1.36	9.6
Diluted	1.47	1.34	9.7

Key Ratios (percent)
Return on Average Assets (ROAA)	2.03%	2.22	(8.6)
Return on Average Equity (ROAE)	19.8	20.1	(1.7)
Net Interest Margin (Taxable Equivalent)	3.72	4.09	(9.0)
Efficiency	44.0	43.8	0.4
Average Shareholders’ Equity to Average Assets	10.30	11.00	(6.4)

Common Stock Data
Cash Dividends Declared Per Share	$0.55	0.46	19.6
Market Price Per Share:
High	62.15	69.70	(10.8)
Low	47.05	60.10	(21.7)

(a)	June 30, 2003 risk-based capital ratios are estimated.
(b)	Based on the most recent twelve-month earnings per diluted share and end of period stock prices.

FIFTH THIRD BANCORP AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Book Value Per Share				Market Price Range Per Share
Values Per Share	March 31	June 30	September 30	December 31	Low	High
1998	$8.87	$9.27	$9.43	$9.64	$31.67	$49.42
1999	9.74	9.59	9.56	9.84	38.58	50.29
2000	9.99	10.33	10.72	11.71	29.33	60.88
2001	12.19	12.26	12.81	13.11	45.69	64.77
2002	13.39	14.10	14.48	14.76	55.26	69.70
2003	15.07	15.01			47.05	62.15

	For the Three Months Ended				Year-to-Date
Earnings Per Share, Basic	March 31	June 30	September 30	December 31
1998	$0.38	$0.18	$0.45	$0.43	$1.44
1999	0.45	0.45	0.45	0.33	1.68
2000	0.47	0.44	0.55	0.56	2.02
2001	0.52	0.22	0.48	0.67	1.90
2002	0.67	0.69	0.72	0.73	2.82
2003	0.73	0.76			1.49

	For the Three Months Ended				Year-to-Date
Earnings Per Share, Diluted	March 31	June 30	September 30	December 31
1998	$0.37	$0.18	$0.44	$0.43	$1.42
1999	0.44	0.44	0.44	0.33	1.66
2000	0.46	0.43	0.54	0.55	1.98
2001	0.51	0.22	0.47	0.65	1.86
2002	0.66	0.68	0.70	0.72	2.76
2003	0.72	0.75			1.47

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended
	June 30, 2003	June 30, 2002
	($ in thousands, except per share)
Interest Income
Interest and Fees on Loans and Leases	$690,106	702,484
Interest on Securities:
Taxable	315,841	329,652
Exempt from Income Taxes	12,889	13,884

Total Interest on Securities	328,730	343,536
Interest on Other Short-Term Investments	1,082	1,281

Total Interest Income	1,019,918	1,047,301
Interest Expense
Interest on Deposits:
Interest Checking	45,961	79,661
Savings	16,544	40,901
Money Market	7,836	7,776
Other Time	54,799	93,175
Certificates—$100,000 and Over	15,414	14,612
Foreign Office	11,151	11,067

Total Interest on Deposits	151,705	247,192
Interest on Federal Funds Borrowed	21,764	10,527
Interest on Other Short-Term Borrowings	14,336	15,940
Interest on Long-Term Debt	92,647	95,626

Total Interest Expense	280,452	369,285

Net Interest Income	739,466	678,016
Provision for Credit Losses	108,877	64,040

Net Interest Income After Provision for Credit Losses	630,589	613,976
Other Operating Income
Electronic Payment Processing Income	141,501	121,787
Service Charges on Deposits	120,826	106,092
Mortgage Banking Net Revenue	92,826	10,156
Investment Advisory Income	85,866	91,959
Other Service Charges and Fees	139,217	141,023
Securities Gains, Net	38,860	201
Securities Gains, Net—Non-Qualifying Hedges on Mortgage Servicing	1,793	35,654

Total Other Operating Income	620,889	506,872
Operating Expenses
Salaries, Wages and Incentives	243,885	224,771
Employee Benefits	64,870	44,726
Equipment Expenses	20,343	19,444
Net Occupancy Expenses	37,857	35,403
Other Operating Expenses	229,175	195,531

Total Operating Expenses	596,130	519,875

Income Before Income Taxes and Minority Interest	655,348	600,973
Applicable Income Taxes	207,446	187,282

Income Before Minority Interest	447,902	413,691
Minority Interest, Net of Tax	10,229	9,429

Net Income	437,673	404,262
Dividend on Preferred Stock	185	185

Net Income Available to Common Shareholders	$437,488	404,077

Earnings Per Share:
Basic	$0.76	0.69
Diluted	$0.75	0.68

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Six Months Ended
	June 30, 2003	June 30, 2002
	($ in thousands, except per share)
Interest Income
Interest and Fees on Loans and Leases	$1,366,164	1,401,240
Interest on Securities:
Taxable	626,664	632,320
Exempt from Income Taxes	25,534	28,136

Total Interest on Securities	652,198	660,456
Interest on Other Short-Term Investments	1,854	3,317

Total Interest Income	2,020,216	2,065,013
Interest Expense
Interest on Deposits:
Interest Checking	101,228	147,048
Savings	37,578	76,735
Money Market	17,045	15,859
Other Time	116,908	204,287
Certificates—$100,000 and Over	27,732	33,164
Foreign Office	20,718	18,162

Total Interest on Deposits	321,209	495,255
Interest on Federal Funds Borrowed	41,233	22,797
Interest on Short-Term Bank Notes	—	54
Interest on Other Short-Term Borrowings	26,844	32,877
Interest on Long-Term Debt	185,069	189,846

Total Interest Expense	574,355	740,829

Net Interest Income	1,445,861	1,324,184
Provision for Credit Losses	193,694	119,002

Net Interest Income After Provision for Credit Losses	1,252,167	1,205,182
Other Operating Income
Electronic Payment Processing Income	271,638	229,845
Service Charges on Deposits	235,148	204,660
Mortgage Banking Net Revenue	169,675	111,829
Investment Advisory Income	168,273	176,407
Other Service Charges and Fees	297,616	271,946
Securities Gains, Net	63,769	9,501
Securities Gains (Losses), Net—Non-Qualifying Hedges on Mortgage Servicing	2,809	(1,041)

Total Other Operating Income	1,208,928	1,003,147
Operating Expenses
Salaries, Wages and Incentives	478,144	442,742
Employee Benefits	125,671	94,327
Equipment Expenses	40,056	40,032
Net Occupancy Expenses	76,275	69,538
Other Operating Expenses	455,769	381,104

Total Operating Expenses	1,175,915	1,027,743

Income Before Income Taxes and Minority Interest	1,285,180	1,180,586
Applicable Income Taxes	408,045	367,311

Income Before Minority Interest	877,135	813,275
Minority Interest, Net of Tax	20,458	18,858

Net Income	856,677	794,417
Dividend on Preferred Stock	370	370

Net Income Available to Common Shareholders	$856,307	794,047

Earnings Per Share:
Basic	$1.49	1.36
Diluted	$1.47	1.34

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)

	For the Three Months Ended
	June 30, 2003	June 30, 2002
	($ in thousands, except per share)
Total Shareholders’ Equity, Beginning	$8,663,744	7,803,490
Net Income	437,673	404,262
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains/(Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedge	(60,635)	255,618

Net Income and Nonowner Changes in Equity	377,038	659,880
Cash Dividends Declared:
Common Stock (2003—$.29 per share and 2002—$.23 per share)	(165,377)	(133,648)
Preferred Stock	(185)	(185)
Stock Options Exercised Including Treasury Shares Issued	31,604	22,028
Loans Issued Related to Exercise of Stock Options	(20,102)	—
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options	—	241
Shares Purchased	(329,359)	(160,795)
Other	(3,129)	(672)

Total Shareholders’ Equity, Ending	$8,554,234	8,190,339

	For the Six Months Ended
	June 30, 2003	June 30, 2002
Total Shareholders’ Equity, Beginning	$8,475,017	7,639,277
Net Income	856,677	794,417
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains/(Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedge	(132,909)	216,714

Net Income and Nonowner Changes in Equity	723,768	1,011,131
Cash Dividends Declared:
Common Stock (2003—$.55 per share and 2002—$.46 per share)	(314,886)	(267,574)
Preferred Stock	(370)	(370)
Stock Options Exercised Including Treasury Shares Issued	55,277	64,581
Loans Issued Related to Exercise of Stock Options	(20,102)	—
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options	309	366
Shares Purchased	(361,819)	(256,036)
Other	(2,960)	(1,036)

Total Shareholders’ Equity, Ending	$8,554,234	8,190,339

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED QUARTERLY STATEMENTS OF INCOME (TAXABLE EQUIVALENT) (UNAUDITED)

	For the Three Months Ended
	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
	($ in thousands, except per share)
Interest Income	$1,019,918	1,000,298	1,027,852	1,036,547	1,047,301
Taxable Equivalent Adjustment	9,683	9,902	10,395	10,580	10,052

Interest Income (Taxable Equivalent)	1,029,601	1,010,200	1,038,247	1,047,127	1,057,353
Interest Expense	280,452	293,903	329,387	358,874	369,285

Net Interest Income (Taxable Equivalent)	749,149	716,297	708,860	688,253	688,068
Provision for Credit Losses	108,877	84,817	72,085	55,524	64,040

Net Interest Income After Provision for Credit Losses (Taxable Equivalent)	640,272	631,480	636,775	632,729	624,028
Other Operating Income	620,889	588,039	583,322	607,657	506,872
Operating Expenses	596,130	579,785	569,282	619,162	519,875

Income Before Income Taxes and Minority Interest (Taxable Equivalent)	665,031	639,734	650,815	621,224	611,025
Applicable Income Taxes	207,446	200,599	207,463	184,483	187,282
Taxable Equivalent Adjustment	9,683	9,902	10,395	10,580	10,052

Income Before Minority Interest	447,902	429,233	432,957	426,161	413,691
Minority Interest, Net of Tax	10,229	10,229	9,400	9,422	9,429

Net Income	437,673	419,004	423,557	416,739	404,262
Dividend on Preferred Stock	185	185	185	185	185

Net Income Available to Common Shareholders	$437,488	418,819	423,372	416,554	404,077

Earnings Per Share:
Basic	$0.76	0.73	0.73	0.72	0.69
Diluted	$0.75	0.72	0.72	0.70	0.68

FIFTH THIRD BANCORP AND SUBSIDIARIES

OTHER OPERATING INCOME AND OPERATING EXPENSES (UNAUDITED)

	For the Three Months Ended
	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
	($ in thousands)
Other Operating Income
Electronic Payment Processing Income	$141,501	130,138	147,343	134,866	121,787
Service Charges on Deposits	120,826	114,322	112,646	113,770	106,092
Mortgage Banking Net Revenue	92,826	76,849	66,689	9,401	10,156
Investment Advisory Income	85,866	82,407	77,117	82,723	91,959
Other Service Charges and Fees	139,217	158,399	164,013	143,767	141,023
Securities Gains, Net	38,860	24,909	14,731	89,347	201
Securities Gains, Net—Non-Qualifying Hedges on Mortgage Servicing	1,793	1,015	783	33,783	35,654

Total Other Operating Income	$620,889	588,039	583,322	607,657	506,872

Operating Expenses
Salaries, Wages and Incentives	$243,885	234,260	242,673	219,465	224,771
Employee Benefits	64,870	60,800	59,740	47,581	44,726
Equipment Expenses	20,343	19,713	19,861	19,459	19,444
Net Occupancy Expenses	37,857	38,417	36,707	36,209	35,403
Other Operating Expenses(a)	229,175	226,595	210,301	296,448	195,531

Total Operating Expenses	$596,130	579,785	569,282	619,162	519,875

Full-Time Equivalent Employees	19,830	19,573	19,119	18,764	18,651
Banking Centers	943	941	930	919	921

(a)	Includes intangible amortization expense of $11.6 million, $9.3 million, $9.4 million, $9.0 million, and $9.2 million for the three months ended June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively.

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of
	June 30, 2003	June 30, 2002
	($ in millions, except per share)
Assets
Cash and Due from Banks	$1,776	1,746
Securities Available-for-Sale(a)	29,052	23,418
Securities Held-to-Maturity(b)	106	22
Other Short-Term Investments	282	559
Loans Held for Sale	3,245	1,290
Loans and Leases:
Commercial Loans	14,015	11,521
Construction Loans	3,362	3,254
Commercial Mortgage Loans	6,297	5,759
Commercial Lease Financing	3,935	3,275
Residential Mortgage Loans	3,745	4,203
Consumer Loans	16,374	13,992
Consumer Lease Financing	2,838	2,344
Unearned Income	(1,209)	(960)

Total Loans and Leases	49,357	43,388
Reserve for Credit Losses	(735)	(649)

Total Loans and Leases, net	48,622	42,739
Bank Premises and Equipment	948	837
Accrued Income Receivable	525	519
Goodwill	700	686
Intangible Assets	222	249
Mortgage Servicing Rights	244	415
Other Assets	2,543	2,443

Total Assets	$88,265	74,923

Liabilities
Deposits:
Demand	$11,633	9,163
Interest Checking	18,432	16,558
Savings	7,981	10,082
Money Market	3,299	1,037
Other Time	7,066	9,391
Certificates—$100,000 and Over	4,302	1,742
Foreign Office	3,162	2,116

Total Deposits	55,875	50,089
Federal Funds Borrowed	5,841	1,893
Other Short-Term Borrowings	5,687	3,689
Accrued Taxes, Interest and Expenses	2,569	2,328
Other Liabilities	919	749
Long-Term Debt	8,338	7,545

Total Liabilities	79,229	66,293
Minority Interest	482	440
Total Shareholders’ Equity(c)	8,554	8,190

Total Liabilities and Shareholders’ Equity	$88,265	74,923

(a)	Amortized cost: June 30, 2003—$28,594 and June 30, 2002—$23,047.
(b)	Market values: June 30, 2003—$106 and June 30, 2002—$22.
(c)	Common Shares: Stated value $2.22 per share; authorized 1,300,000,000; outstanding June 30, 2003—569,963,718 (excluding 13,487,973 treasury shares) and June 30, 2002—580,985,828 (excluding 2,441,276 treasury shares).

FIFTH THIRD BANCORP AND SUBSIDIARIES

LOANS AND LEASES SERVICED (UNAUDITED)

	As of
	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
	($ in millions)
Commercial
Commercial	$14,015	13,380	12,743	12,427	11,521
Mortgage	6,297	5,984	5,885	5,659	5,759
Construction	3,053	3,065	3,009	2,930	3,008
Leases	3,022	2,998	3,019	2,918	2,582

Subtotal	26,387	25,427	24,656	23,934	22,870
Consumer
Consumer	15,786	14,864	14,579	14,277	13,503
Mortgage & Construction	4,054	3,966	3,813	3,316	4,449
Credit Card	588	562	537	479	488
Leases	2,542	2,448	2,343	2,200	2,078

Subtotal	22,970	21,840	21,272	20,272	20,518

Total Loans and Leases	49,357	47,267	45,928	44,206	43,388
Loans Held for Sale	3,245	3,011	3,358	2,664	1,290
Loans and Leases Serviced for Others:
Residential Mortgage(a)	24,990	25,848	26,468	29,044	30,529
Commercial Mortgage(b)	2,009	1,990	1,959	2,241	2,293
Commercial Loans(c)	1,813	1,831	1,763	1,890	1,947
Consumer Leases(d)	1,128	1,310	1,475	1,636	1,814

Total Loans and Leases Serviced for Others	29,940	30,979	31,665	34,811	36,583

Total Loans and Leases Serviced	$82,542	81,257	80,951	81,681	81,261

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature, and retains servicing responsibilities.
(b)	Fifth Third sells certain commercial mortgage loans and retains servicing responsibilities.
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity (QSPE), which is wholly-owned by an independent third party.
(d)	Prior to January 1, 2002, Fifth Third sold to and subsequently leased back from an unrelated asset-backed special purpose entity (SPE) certain consumer auto lease assets, subject to credit recourse and with servicing retained. Fifth Third will adopt the provisions of FASB Interpretation No. 46 and consolidate this SPE on July 1, 2003, as Fifth Third will be deemed the primary beneficiary under the provisions of this new interpretation.

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS (TAXABLE EQUIVALENT) AND RATES (UNAUDITED)

	For the Three Months Ended
	June 30, 2003		June 30, 2002
	Average Balance	Average Yield/ Rate	Average Balance	Average Yield/ Rate
	($ in millions)
Assets
Interest-Earning Assets:
Loans and Leases	$51,813	5.37%	44,459	6.37%
Taxable Securities	28,003	4.52	21,874	6.04
Tax Exempt Securities	1,062	7.36	1,120	7.43
Other Short-Term Investments	458	0.95	277	1.85

Total Interest-Earning Assets	81,336	5.08	67,730	6.26
Cash and Due from Banks	1,399		1,460
Other Assets	4,638		5,055
Reserve for Credit Losses	(712)		(637)

Total Assets	$86,661		73,608

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$18,527	1.00%	16,022	1.99%
Savings	8,082	0.82	8,955	1.83
Money Market	2,989	1.05	1,287	2.42
Other Time	7,299	3.01	9,662	3.87
Certificates-$100,000 and Over	4,259	1.45	1,741	3.37
Foreign Office Deposits	3,529	1.27	2,420	1.83
Federal Funds Borrowed	6,886	1.27	2,551	1.66
Other Short-Term Borrowings	4,544	1.27	3,737	1.71
Long-Term Debt	8,109	4.58	7,527	5.10

Total Interest-Bearing Liabilities	64,224	1.75	53,902	2.75
Demand Deposits	10,055		8,633
Other Liabilities	3,077		2,604

Total Liabilities	77,356		65,139
Minority Interest	477		434
Shareholders' Equity	8,828		8,035

Total Liabilities and Shareholders’ Equity	$86,661		73,608

Average Common Shares (in thousands):
Outstanding	573,888		581,814
Diluted	581,663		594,257

Ratios (percent):
Net Interest Margin (Taxable Equivalent)		3.69%		4.07%
Net Interest Rate Spread (Taxable Equivalent)		3.33%		3.51%
Interest-Bearing Liabilities to Interest-Earning Assets		78.96%		79.58%

FIFTH THIRD BANCORP AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS (TAXABLE EQUIVALENT) AND RATES (UNAUDITED)

	For the Six Months Ended
	June 30, 2003		June 30, 2002
	Average Balance	Average Yield/ Rate	Average Balance	Average Yield/ Rate
	($ in millions)
Assets
Interest-Earning Assets:
Loans and Leases	$50,924	5.44%	43,932	6.46%
Taxable Securities	27,150	4.65	20,808	6.13
Tax Exempt Securities	1,075	7.24	1,121	7.14
Other Short-Term Investments	383	0.98	372	1.80

Total Interest-Earning Assets	79,532	5.17	66,233	6.34
Cash and Due from Banks	1,478		1,584
Other Assets	4,557		5,099
Reserve for Credit Losses	(703)		(629)

Total Assets	$84,864		72,287

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$18,365	1.11%	15,096	1.96%
Savings	8,144	0.93	8,368	1.85
Money Market	3,003	1.14	1,313	2.44
Other Time	7,563	3.12	10,138	4.06
Certificates-$100,000 and Over	3,632	1.54	1,860	3.60
Foreign Office Deposits	3,242	1.29	1,924	1.90
Federal Funds Borrowed	6,565	1.27	2,703	1.70
Short-Term Bank Notes	—	—	3	3.40
Other Short-Term Borrowings	4,252	1.27	3,915	1.69
Long-Term Debt	8,119	4.60	7,476	5.12

Total Interest-Bearing Liabilities	62,885	1.84	52,796	2.83
Demand Deposits	9,793		8,549
Other Liabilities	2,973		2,560

Total Liabilities	75,651		63,905
Minority Interest	472		430
Shareholders’ Equity	8,741		7,952

Total Liabilities and Shareholders’ Equity	$84,864		72,287

Average Common Shares (in thousands):
Outstanding	574,126		582,196
Diluted	582,233		594,631

Ratios (percent):
Net Interest Margin (Taxable Equivalent)		3.72%		4.09%
Net Interest Rate Spread (Taxable Equivalent)		3.33%		3.51%
Interest-Bearing Liabilities to Interest-Earning Assets		79.07%		79.71%

FIFTH THIRD BANCORP AND SUBSIDIARIES

REGULATORY CAPITAL (UNAUDITED)

	June 30, 2003(a)	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
	($ in millions)
Tier 1 Capital:
Shareholders’ Equity and Other	$9,111	9,210	9,010	8,910	8,690
Goodwill and Certain Other Intangibles	(912)	(924)	(933)	(950)	(936)
Unrealized Gains	(288)	(349)	(421)	(321)	(228)

Total Tier 1 Capital	$7,911	7,937	7,656	7,639	7,526

Total Capital:
Tier 1 Capital	$7,911	7,937	7,656	7,639	7,526
Qualifying Reserves for Credit Losses	753	708	692	668	661
Qualifying Subordinated Notes	992	492	496	508	797

Total Risk-Based Capital	$9,656	9,137	8,844	8,815	8,984

Risk-Weighted Assets	$69,887	66,737	65,444	63,056	61,263
Ratios (percent):
Average Shareholders’ Equity to Average Assets	10.19%	10.42	10.63	11.11	10.92
Risk-Based Capital:
Tier 1 Capital	11.32%	11.89	11.70	12.11	12.28
Total Capital	13.82%	13.69	13.51	13.98	14.66
Tier 1 Leverage	9.23%	9.67	9.73	10.22	10.36

(a)	June 30, 2003 regulatory capital data and ratios are estimated.

FIFTH THIRD BANCORP AND SUBSIDIARIES

ASSET QUALITY (UNAUDITED)

Summary of Credit Loss Experience

	For the Three Months Ended
	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
	($ in thousands)
Losses Charged Off:
Commercial, Financial and Agricultural Loans	$(29,259)	(27,140)	(17,236)	(24,554)	(17,678)
Real Estate—Commercial Mortgage Loans	(1,218)	(1,061)	(5,591)	(1,402)	(9,818)
Real Estate—Construction Loans	(410)	(198)	(1,167)	(2,150)	—
Real Estate—Residential Mortgage Loans	(3,195)	(8,806)	(3,467)	(2,844)	(2,230)
Consumer Loans	(31,802)	(33,266)	(31,397)	(25,583)	(26,247)
Lease Financing	(25,721)	(12,007)	(11,038)	(10,107)	(8,825)

Total Losses	(91,605)	(82,478)	(69,896)	(66,640)	(64,798)
Recoveries of Losses Previously Charged Off:
Commercial, Financial and Agricultural Loans	2,379	4,489	3,736	7,740	4,460
Real Estate—Commercial Mortgage Loans	418	686	830	1,248	1,589
Real Estate—Construction Loans	33	176	237	6	932
Real Estate—Residential Mortgage Loans	11	2	1	3	258
Consumer Loans	8,393	10,159	12,501	11,715	11,235
Lease Financing	2,896	2,310	3,074	2,358	2,965

Total Recoveries	14,130	17,822	20,379	23,070	21,439
Net Losses Charged Off:
Commercial, Financial and Agricultural Loans	(26,880)	(22,651)	(13,500)	(16,814)	(13,218)
Real Estate—Commercial Mortgage Loans	(800)	(375)	(4,761)	(154)	(8,229)
Real Estate—Construction Loans	(377)	(22)	(930)	(2,144)	932
Real Estate—Residential Mortgage Loans	(3,184)	(8,804)	(3,466)	(2,841)	(1,972)
Consumer Loans	(23,409)	(23,107)	(18,896)	(13,868)	(15,012)
Lease Financing	(22,825)	(9,697)	(7,964)	(7,749)	(5,860)

Total Net Losses Charged Off	$(77,475)	(64,656)	(49,517)	(43,570)	(43,359)

Reserve for Credit Losses, Beginning	$703,354	683,193	660,934	649,166	628,595
Total Net Losses Charged Off	(77,475)	(64,656)	(49,517)	(43,570)	(43,359)
Provision Charged to Operations	108,877	84,817	72,085	55,524	64,040
Acquired Institutions and Other	—	—	(309)	(186)	(110)

Reserve for Credit Losses, Ending	$734,756	703,354	683,193	660,934	649,166

Nonperforming and Underperforming Assets

	As of
	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
Nonaccrual Loans and Leases(a)	$273,293	277,452	246,986	226,840	211,592
Other Real Estate Owned	33,212	29,221	25,618	21,028	19,498

Total Nonperforming Assets	306,505	306,673	272,604	247,868	231,090
Ninety Days Past Due Loans and Leases(a)	137,503	134,024	162,213	191,116	182,884

Total Underperforming Assets	$444,008	440,697	434,817	438,984	413,974

Average Loans and Leases(b)	$48,561,158	47,154,837	45,272,569	44,173,797	42,982,821
Loans and Leases(b)	$49,356,499	47,266,696	45,928,136	44,205,569	43,387,938
Ratios
Net Losses Charged Off as a Percent of Average Loans and Leases	0.64%	0.56	0.43	0.39	0.40
Reserve as a Percent of Loans and Leases	1.49%	1.49	1.49	1.50	1.50
Nonperforming Assets as a Percent of Loans, Leases and Other Real Estate Owned	0.62%	0.65	0.59	0.56	0.53
Underperforming Assets as a Percent of Loans, Leases and Other Real Estate Owned	0.90%	0.93	0.95	0.99	0.95

(a)	Nonaccrual includes $18.0 million and Ninety Days Past Due includes $44.7 million of residential mortgage loans as of June 30, 2003.
(b)	Excludes loans held for sale.